UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2004

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 28, 2004, the Mohegan Tribal Gaming Authority (the “Authority”) received the requisite consent of its lenders to Amendment No. 2 to its amended and restated loan agreement (the “Amendment”). The Amendment, among other things, permits the Authority to use the proceeds from a notes offering of up to $250.0 million to repurchase its 8 3/8% Senior Subordinated Notes due 2011 validly tendered and accepted for payment. The Amendment also allows the Authority to prepay up to an additional $100.0 million in principal in respect of its obligations.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

10.1	Amendment No. 2 to the amended and restated loan agreement, dated as of July 28, 2004, by and among the Mohegan Tribe of Indians of Connecticut, the Mohegan Tribal Gaming Authority and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: July 28, 2004	By:	/s/ Mark F. Brown
Mark F. Brown
Chairman, Management Board

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2 to the amended and restated loan agreement, dated as of July 28, 2004, by and among the Mohegan Tribe of Indians of Connecticut, the Mohegan Tribal Gaming Authority and Bank of America, N.A.